EXHIBIT 99.1



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K

(mark one)
(X) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended April 30, 1998 Or

( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   Commission File Nos.: 33-37529 and 33-44230

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                 Medtronic, Inc.
                            7000 Central Avenue N.E.
                              Minneapolis, MN 55432



                                   SIGNATURES

THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MEDTRONIC, INC. AND PARTICIPATING
                                          EMPLOYERS SUPPLEMENTAL RETIREMENT
                                          PLAN



Dated:  October 23, 1998             By:  /s/ Janet S. Fiola
                                          ----------------------

                                          Janet S. Fiola
                                          Senior Vice President,
                                          Human Resources

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS

                          SUPPLEMENTAL RETIREMENT PLAN

                              FINANCIAL STATEMENTS

                           AND ADDITIONAL INFORMATION


                             APRIL 30, 1998 AND 1997

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS

                          SUPPLEMENTAL RETIREMENT PLAN

                              FINANCIAL STATEMENTS

                           AND ADDITIONAL INFORMATION

                             APRIL 30, 1998 AND 1997


TABLE OF CONTENTS TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
--------------------------------------------------------------------

                                                                            PAGE
                                                                            ----
Financial Statements:


    Report of Independent Accountants                                          1

    Statement of Net Assets Available for Benefits                             2

    Statement of Changes in Net Assets Available for Benefits                  3

    Notes to Financial Statements                                            4-8


Additional Information:*


    Schedule I - Item 27a Form 5500 - Schedule of Assets Held for Investment
                 Purposes                                                      9

    Schedule II - Item 27d Form 5500 - Schedule of Reportable Transactions    10




* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                        Report of Independent Accountants



October 9, 1998

To the Participants and Administrator
 of the Medtronic, Inc. and Participating
 Employers Supplemental Retirement Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan at April 30, 1998 and 1997, and the changes in net assets for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                 ----------------------------------------------
                                  ($ IN 000'S)
                                  ------------

                                                                    April 30,
                                                            ------------------------
                                                               1998          1997
                                                            ----------    ----------
Assets:
-------

Investments at Fair Value:
        Medtronic, Inc. Stock Fund                          $  355,373    $  232,225
        Vanguard Wellington Fund                                94,442        64,539
        Vanguard Explorer Fund                                  16,570        11,460
        Vanguard Wellesley Income Fund                              67         7,700
        VMMR Prime Portfolio                                       412        10,393
        Vanguard 500 Portfolio Index Trust                      87,693        55,000
        Vanguard Prime Cap Fund                                 57,264        29,842
        Vanguard Windsor II Fund                                55,687        32,620
        Vanguard U.S. Growth Portfolio                           2,699            --
        Vanguard International Growth Fund                      16,254        11,754
        Vanguard Total Bond Market Fund                          4,047         2,439
        Vanguard Index Trust - Extended Market Portfolio         1,156            --
        Participant Loans                                       11,695        10,583
                                                            ----------    ----------
                                                               703,359       468,555

Deposits with Insurance Companies, at Contract Value           109,847       114,155
                                                            ----------    ----------

        Total Investments                                      813,206       582,710

Contributions Receivable:
        Employer, net of forfeitures                             7,668         8,601
        Employee                                                 2,247         1,970
                                                            ----------    ----------

Net Assets Available for Benefits                           $  823,121    $  593,281
                                                            ==========    ==========


The accompanying notes are an integral part of these financial statements.

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
            ---------------------------------------------------------
                                  ($ IN 000'S)
                                  ------------

                                                            Years ended April 30,
                                                         ---------------------------
                                                             1998            1997
                                                         -----------     -----------
Additions:
----------

Contributions:
     Employer                                            $    12,683     $    13,043
     Employee                                                 38,925          34,348

Investment Activity:
        Interest and Dividend Income                          27,981          18,355
        Net Appreciation in Fair Value of Investments        181,924          78,763
                                                         -----------     -----------

        Total Investment Income                              209,905          97,118

Net Assets Transferred from Other Plans                          743             423
                                                         -----------     -----------

        Total Additions                                      262,256         144,932

Deductions:
-----------

Benefit Payments                                             (32,416)        (13,864)
                                                         -----------     -----------

Increase in Net Assets                                       229,840         131,068

Net Assets Available for Benefits:
----------------------------------

Beginning of Year                                            593,281         462,213
                                                         -----------     -----------

End of Year                                              $   823,121     $   593,281
                                                         ===========     ===========


The accompanying notes are an integral part of these financial statements.

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------


NOTE 1--DESCRIPTION OF THE PLAN
-------------------------------

The Medtronic, Inc. and Participating Employers Supplemental Retirement Plan (the Plan) is a defined contribution plan created by Medtronic, Inc. (the company). It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan provides for a regular savings program whereby participants may deposit between 2% and 12% of their monthly salary. The trustee of the Plan is Vanguard Fiduciary Trust Company (Vanguard Trust), hereinafter referred to as the "Trustee". In fiscal 1998 and 1997, the company paid certain administrative expenses of the Plan.

The company matches at least 25% of the employee contribution, up to 6% of compensation. The company may contribute additional amounts, up to an additional 75% of the amount contributed by the employee (up to 6% of compensation), if certain performance goals are achieved. Effective May 1, 1998 the company increased the company minimum match from 25% to 50% of the employee contribution, up to 6% of compensation. The match will be received by participants in the form of an annual allocation of Medtronic stock to the participants' Employee Stock Ownership Plan account.

Participants are 20% vested in the company contributions upon completing one year of service. Additional vesting accrues at the rate of 20% per year thereafter. Participants are 100% vested in their own contributions at all times. Participant forfeiture of nonvested amounts reduce the company contribution. Employer matching contributions of $400,000 and $177,244 during fiscal years 1998 and 1997, respectively, were forfeited by terminating employees before those amounts became vested.

Participants direct investment of funds allocated to their account among thirteen investments. The Vanguard Wellington Fund, a balanced fund, consists of common stocks and fixed income securities. The Interest Income Fund consists of deposits with insurance companies at fixed rates of return. The Medtronic, Inc. Stock Fund consists of holdings in Medtronic, Inc. common stock. The Vanguard 500 Portfolio Index Trust consists of stocks comprising the Standard and Poor's 500 Index. The Vanguard Explorer Fund is an aggressive growth fund consisting of common stocks of small companies. The VMMR Prime Portfolio consists of high-quality money market instruments. The Vanguard Windsor II Fund, a growth and income fund, consists of common stocks that, in the opinion of the investment advisor, are undervalued in the marketplace. The Vanguard Total Bond Market Fund is a bond fund that seeks to parallel the performance of an established Bond Index. The Vanguard Wellesley Income Fund, a balanced fund, invests in corporate bonds and stocks with above average dividend yields. The Vanguard Prime Cap Fund consists of stock, that in the opinion of the investment advisor, have strong earnings growth potential. The Vanguard International Growth Fund, an international stock fund, consists of non-U.S. stocks selected for their appreciation potential. The Vanguard U.S. Growth Portfolio consists of investments in large U.S. companies that, in the opinion of the investment advisor, have records of exceptional growth and above average prospects for future growth. The Vanguard Index Trust - Extended Market Portfolio attempts to match the performance of the Wilshire 4500 Equity Index, an unmanaged index made up mostly of mid- and small capitalization companies. Effective April 1,1998, the VMMR Prime Portfolio and the Vanguard Wellesley Income Fund are no longer available to participants in the plan.

-------------------------------------------

Termination or retirement benefits are paid by the Trustees in accordance with the provisions of the Plan and the instructions of Medtronic, Inc., acting as plan administrator. In the event the Plan were terminated, participants become fully vested and the company would cause all amounts in the hands of the Trustees to be allocated and distributed to the participants based upon their investment balance.


NOTE 2--SUMMARY OF ACCOUNTING PRINCIPLES
----------------------------------------

Basis of Presentation
---------------------

The financial statements of the Plan are prepared on the accrual basis of accounting.

Valuation of Investments
------------------------

As determined by the Trustee, investments are stated at fair value based upon quoted market prices, except deposits with insurance companies guaranteed investment contracts which are valued at contract value, which approximates fair market value. Contract value represents contributions made under the contract, plus earnings, less plan withdrawals, and administrative expenses.

Valuation of Participant Loans
------------------------------

Participant loans are valued at cost which approximates fair value. Participants can have only one loan outstanding at a time and can borrow up to 50% of their vested balance not to exceed the maximum loan amount of $50,000. The minimum loan amount is $1,000. Loans are repaid through payroll deduction in equal amounts over a 1 to 5 year period. The interest rate is calculated as one percentage point over the prime rate in effect at US Bank, St. Paul, N.A., on the first work day of the month in which the loan is made and remains fixed for the duration for the loan.

Investment Activity
-------------------

Interest and dividend income consists of amounts earned on investments in the Plan's separate trust held by Vanguard Trust.

Use of Estimates
----------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


NOTE 3--TRUSTEE
---------------

Vanguard Trust maintains all assets and is the recordkeeper of the Plan. Vanguard Trust maintains a separate account in the name of each participant in the Plan to record the assets allocated to the participant and the earnings, losses, disbursements and expenses credited thereto.

NOTE 4--BENEFIT OBLIGATIONS
---------------------------

Differences in the amounts reported in the financial statements and the Form 5500 relate to benefit obligations at April 30, 1998 and 1997, for persons who have withdrawn from participation in the Plan are as follows: ($ in 000's)

                                                                           April 30,
                                                                   ------------------------
                                                                      1998          1997
                                                                   ----------    ----------
     Medtronic, Inc. Stock Fund                                    $      673    $      251
     Interest Income Fund                                                 312           606
     Vanguard Wellington Fund                                             364            44
     Vanguard Explorer Fund                                               112            20
     Vanguard Wellesley Income Fund                                        --             9
     VMMR Prime Portfolio                                                  --           379
     Vanguard 500 Portfolio Index Trust                                   281            46
     Vanguard Prime Cap Fund                                              389            35
     Vanguard Windsor II Fund                                             391            30
     Vanguard International Growth Fund                                   205             6
     Vanguard Total Bond Market Fund                                       --             3
     Participant Loans                                                     21            36
                                                                   ----------    ----------

                                                                   $    2,748    $    1,465
                                                                   ==========    ==========


NOTE 5--RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500
-----------------------------------------------------------

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500: ($ in 000's)

                                                                           April 30,
                                                                   -------------------------
                                                                      1998            1997
                                                                   ----------     ----------
Net assets available for benefits per the financial statements     $  823,121     $  593,281
Amounts allocated to withdrawing participants                          (2,748)        (1,465)
                                                                   ----------     ----------

Net assets available for benefits per the Form 5500                $  820,373     $  591,816
                                                                   ==========     ==========

-----------------------------------------------------------------------

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500: ($ in 000's)

                                                       Year Ended April 30, 1998
                                                       -------------------------

Benefits paid to participants per the financial statements    $   32,416
Add:  Amounts allocated to withdrawing
    participants at April 30, 1998                                 2,748
Less: Amounts allocated to withdrawing
    participants at April 30, 1997                                (1,465)
                                                              ----------

Benefits paid to participants per the Form 5500               $   33,699
                                                              ==========

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to April 30 but not yet paid as of that date.


NOTE 6--TAX STATUS
------------------

The Plan has received a favorable determination letter of tax qualification from the Internal Revenue Service. The Plan administrator believes the Plan continues to qualify under the provision of Section 401(a) of the Internal Revenue Code, and that the related trust is exempt from federal income tax.


NOTE 7--INVESTMENTS
-------------------

During the years ended April 30, 1998 and 1997 the Plan had transactions with Vanguard Trust, the Plan's trustee, which are allowed by the Plan and are acceptable under the Internal Revenue Code. These transactions are classified as party-in-interest transactions. The investments held by Vanguard Trust as of April 30, 1998 and 1997 and the statement of changes for the periods then ended are presented in the following table:

-------------------------------

                                                                                     Vanguard
                                                Interest    Vanguard     Vanguard    Wellesley     VMMR        Vanguard    Vanguard
                                Medtronic, Inc.  Income    Wellington    Explorer     Income       Prime    500 Portfolio  Prime Cap
1998                              Stock Fund      Fund        Fund         Fund        Fund      Portfolio   Index Trust     Fund
                                  --------------------------------------------------------------------------------------------------
Balance, April 30, 1997           $ 232,225    $ 114,155   $  64,539    $  11,460   $   7,700    $  10,393    $  55,000   $  29,842

Net Assets Transferred
     from Other Plans                   257           24          29           19          28           79          102          85
Contributions                        20,269        5,939       4,330        2,227         877        1,073        5,996       5,180
Inter-Fund Transfers                (11,757)      (6,364)     10,291         (836)    (10,147)     (10,208)       5,869      10,236
Interest and Dividend Income          1,478        7,571       6,647        1,536       1,110          466        1,585       1,894
Realized/Unrealized Gain/(Loss)     119,960           --      12,144        2,840         800           --       22,133      11,641
Distributions                        (7,059)     (11,478)     (3,538)        (676)       (301)      (1,391)      (2,992)     (1,614)
------------------------------------------------------------------------------------------------------------------------------------

Balance, April 30, 1998           $ 355,373    $ 109,847   $  94,442    $  16,570   $      67    $     412    $  87,693   $  57,264
====================================================================================================================================

                       [WIDE TABLE CONTINUED FROM ABOVE]

                                                                         Vanguard
                                  Vanguard     Vanguard     Vanguard   Index Trust-  Vanguard
                                 Windsor II  International    Bond       Extended   U.S. Growth  Participant
1998                                Fund      Growth Fund  Market Fund    Market     Portfolio    Loans Fund      Total
                                 ---------------------------------------------------------------------------------------
Balance, April 30, 1997           $  32,620    $  11,754    $   2,439    $      --      $    --   $  10,583    $ 582,710

Net Assets Transferred
     from Other Plans                    46           71            3           --           --          --          743
Contributions                         4,077        1,796          493            1            6          --       52,264
Inter-Fund Transfers                  5,775        1,535          935        1,154        2,675         842           --
Interest and Dividend Income          4,006          575          180           (3)          --         936       27,981
Realized/Unrealized Gain/(Loss)      11,001        1,292           91            4           18          --      181,924
Distributions                        (1,838)        (769)         (94)          --           --        (666)     (32,416)
------------------------------------------------------------------------------------------------------------------------

Balance, April 30, 1998           $  55,687    $  16,254    $   4,047    $   1,156    $   2,699   $  11,695    $ 813,206
========================================================================================================================


                                                                                     Vanguard
                                                Interest    Vanguard     Vanguard    Wellesley     VMMR        Vanguard    Vanguard
                                Medtronic, Inc.  Income    Wellington    Explorer     Income       Prime    500 Portfolio  Prime Cap
1997                              Stock Fund      Fund        Fund         Fund        Fund      Portfolio   Index Trust     Fund
                                  --------------------------------------------------------------------------------------------------
Balance, April 30, 1996           $ 203,833    $  86,765   $  51,231    $   9,959   $   5,100    $   4,612    $  33,606   $  17,551

Net Assets Transferred
     from Other Plans                    59           12          15           53           8           70           29          88
Contributions                        18,469        7,098       4,858        2,511         841          942        5,195       4,152
Inter-Fund Transfers                (47,043)      19,313         751          104       1,216        4,645        7,199       3,999
Interest and Dividend Income          1,290        5,652       4,674          725         590          437        1,024         739
Realized/Unrealized Gain/(Loss)      59,752           --       4,630       (1,633)        101           --        8,612       3,702
Distributions                        (4,135)      (4,685)     (1,620)        (259)       (156)        (313)        (665)       (389)
------------------------------------------------------------------------------------------------------------------------------------

Balance, April 30, 1997           $ 232,225    $ 114,155   $  64,539    $  11,460   $   7,700    $  10,393    $  55,000   $  29,842
====================================================================================================================================

                       [WIDE TABLE CONTINUED FROM ABOVE]

                                                                         Vanguard
                                  Vanguard     Vanguard     Vanguard   Index Trust-  Vanguard
                                 Windsor II  International    Bond       Extended   U.S. Growth  Participant
1997                                Fund      Growth Fund  Market Fund    Market     Portfolio    Loans Fund      Total
                                 ----------------------------------------------------------------------------------------
Balance, April 30, 1996           $  17,665    $   8,523    $   1,682    $     --     $     --    $   8,702    $ 449,229

Net Assets Transferred
     from Other Plans                    56           27           10          --           --            3          430
Contributions                         3,547        1,725          459          --           --           --       49,797
Inter-Fund Transfers                  7,379          808          174          --           --        1,455           --
Interest and Dividend Income          1,797          477          140          --           --          810       18,355
Realized/Unrealized Gain/(Loss)       3,092          511           (4)         --           --           --       78,763
Distributions                          (916)        (317)         (22)         --           --         (387)     (13,864)
-------------------------------------------------------------------------------------------------------------------------

Balance, April 30, 1997           $  32,620    $  11,754    $   2,439    $     --     $     --    $  10,583    $ 582,710
=========================================================================================================================

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                          SCHEDULE I-ITEM 27A FORM 5500
                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                 -----------------------------------------------
               (IN 000'S EXCEPT FOR NUMBER OF PARTICIPANTS/SHARES)
               ---------------------------------------------------

                                 APRIL 30, 1998

------------------------------------------------------------------------------------------------------------------------------------
                Fund                           Investment Type            Participants       Shares           Cost      Market Value
------------------------------------------------------------------------------------------------------------------------------------
Medtronic, Inc. Stock Fund             Company Stock Fund                     6,751         8,220,563     $   153,023    $   355,373
Interest Income Fund                   Unallocated Insurance Contracts        4,169       109,793,057         109,847        109,847
Vanguard Wellington Fund               Registered Investment Company          3,489         2,962,308          72,847         94,442
Vanguard Explorer Fund                 Registered Investment Company          1,712           273,286          14,533         16,570
Vanguard Wellesley Income Fund         Registered Investment Company              1             3,031              60             67
VMMR Prime Portfolio                   Registered Investment Company              3           410,261             410            412
Vanguard 500 Portfolio Index Trust     Registered Investment Company          3,671           849,134          53,944         87,693
Vanguard Prime Cap Fund                Registered Investment Company          3,152         1,291,491          41,632         57,264
Vanguard Windsor II Fund               Registered Investment Company          2,785         1,702,952          41,355         55,687
Vanguard U.S. Growth Portfolio         Registered Investment Company             94            79,476           2,680          2,699
Vanguard International                 Registered Investment Company          1,496           864,262          14,202         16,254
Vanguard Bond Market Fund              Registered Investment Company            604           400,770           3,984          4,047
Vanguard Index Trust-Ext. Mkt.         Registered Investment Company             34            33,627           1,152          1,156
Participant Loans Fund                 Loans Other Than Mortgages             1,652                --          11,695         11,695
  (interest rates: 7.25% to 10.0%)
------------------------------------------------------------------------------------------------------------------------------------

Totals                                                                                                    $   521,364    $   813,206
====================================================================================================================================


The above data was prepared from information certified as complete and accurate by Vanguard Fiduciary Trust Company, the Plan's Trustee .

                                                          ADDITIONAL INFORMATION
                                                          ----------------------
                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                         SCHEDULE II-ITEM 27D FORM 5500
                       SCHEDULE OF REPORTABLE TRANSACTIONS
                       -----------------------------------
                 (IN 000'S EXCEPT FOR NUMBER OF PURCHASES/SALES)
                 -----------------------------------------------

                            YEAR ENDED APRIL 30, 1998

------------------------------------------------------------------------------------------------------------------------------------
                                                            No. of         Proceeds      No. of                        Historical
             Fund                     Cost of Purchase     Purchases      from Sale       Sales    Cost of Sales      Gain or (Loss)
------------------------------------------------------------------------------------------------------------------------------------
Medtronic, Inc. Stock Fund               $  97,569            222         $  94,423        250       $  61,235          $  33,188
Interest Income Fund                        73,743            256            78,043        252          78,043                 --
Vanguard Wellington Fund                    31,141            212            13,379        230          10,944              2,435
Vanguard Explorer Fund                      11,103            189             8,825        229           8,315                510
Vanguard Wellesley Income Fund               6,128            130            14,560        152          13,643                917
VMMR Prime Portfolio                        22,917            210            32,862        193          32,862                 --
Vanguard 500 Portfolio Index Trust          32,432            233            21,891        239          18,033              3,858
Vanguard Prime Cap Fund                     29,097            240            13,326        234          11,462              1,864
Vanguard Windsor II Fund                    21,417            221             9,363        228           7,931              1,432
Vanguard International                       8,314            189             5,110        214           4,748                362
Vanguard Bond Market Fund                    3,505            182             1,991        135           1,974                 17
Vanguard Index Trust-Extended Mk             1,154             14                 3         14               3                 --
Vanguard U.S. Growth Portfolio               2,679             21                --         --              --                 --
------------------------------------------------------------------------------------------------------------------------------------

Totals                                   $ 341,199                        $ 293,776                  $ 249,193          $  44,583
====================================================================================================================================


The above data represents information relating to the Plan's individual trust only. It was prepared from information certified as complete and accurate by Vanguard Fiduciary Trust Company, the Plan's Trustee.

                       Consent of Independent Accountants
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37529 and 33-44230) of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan of our report dated October 9, 1998 appearing in this Annual Report of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan on Form 11-K for the year ended April 30, 1998.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
October 23, 1998